                                                                 EXHIBIT 99

                                    PRO-FORMA
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                     ASSETS

                                           DAWCIN        FIRST
                                           INT'L        EQUITIES        TOTAL
                                        ------------  ------------   -----------
                                        September 30  September 30     June 30
                                            1996          1996           1996
                                        ------------  ------------   -----------
Current Assets:
  Cash and Cash Equivalents               $   18,953   $   130,049   $   149,002
  Accounts Receivable, net                   226,697     1,907,584     2,134,281
  Mortgage Inventory                             -0-     6,826,652     6,826,652
  Note Receivable                          2,485,000           -0-     2,485,000
  Prepaid Expenses                             7,614       682,711       690,325
  Interest Receivable                        600,000           -0-       600,000
  Other Current Assets                           -0-        10,594        10,594
                                          ----------   -----------   -----------
  Total Current Assets                     3,338,264     9,557,590    12,895,854
                                          ----------   -----------   -----------
Fixed Assets:
  Equipment                                  681,721       102,404       784,125
  Furniture & Fixtures                       166,480       141,525       308,005
  Leasehold Improvements                     225,003        53,403       278,406
                                          ----------   -----------   -----------
                                           1,073,204       297,332     1,370,536
  Less:  Accumulated Depreciation
            and Amortization                 722,177        47,852       770,029
                                          ----------   -----------   -----------
  Total Net Fixed Assets                     351,027       249,480       600,507
                                          ----------   -----------   -----------
Other Assets:
  Land                                           -0-     1,471,300     1,471,300
  Marketable Equity Securities                   -0-       215,293       215,293
  Organization Expenses                        5,049           -0-         5,049
  Computer Software                          128,297           -0-       128,297
  Goodwill                                   262,586       127,500       390,086
  Security Deposits                           38,701        23,983        62,684
                                          ----------   -----------   -----------
  Total Other Assets                         434,633     1,838,076     2,272,709
                                          ----------   -----------   -----------
Total Assets                              $4,123,924   $11,645,146   $15,769,070
                                          ==========   ===========   ===========

                                    PRO-FORMA
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                       LIABILITIES & SHAREHOLDERS' EQUITY

                                           DAWCIN        FIRST
                                           INT'L        EQUITIES        TOTAL
                                        ------------  ------------   -----------
                                        September 30  September 30     June 30
                                            1996          1996           1996
                                        ------------  ------------   -----------
Current Liabilities:
  Accounts Payable & Accrued Expenses    $  935,801   $ 3,086,373   $ 4,022,174
  Warehouse Line of Credit                      -0-     6,719,136     6,719,136
  Leases Payable                             20,141           -0-        20,141
  Payroll Taxes Payable                     308,308         2,903       311,211
  Notes Payable                             214,966           -0-       214,966
  Salaries Payable                          196,120        72,154       268,274
  Loans Payable                             568,330           -0-       568,330
                                         ----------   -----------   -----------
  Total Current Liabilities               2,243,666     9,880,566    12,124,232
                                         ----------   -----------   -----------
Long Term Liabilities:
  Leases Payable                             26,830        23,812        50,642
  Notes Payable                             893,759           -0-       893,759
                                         ----------   -----------   -----------
  Total Long Term Liabilities               920,589        23,812       944,401
                                         ----------   -----------   -----------
Total Liabilities                         3,164,255     9,904,378    13,068,633
                                         ----------   -----------   -----------
Shareholders' Equity:
  Common Stock - Authorized 150 Mill.
  Shares, $.0001 Par Value, 9,001,380
  Issued and 8,996,023 Outstanding
  at 9/96                                       900           -0-           900
  Paid-In-Capital in Excess of
  Par Value                              45,967,636     1,768,726    47,736,362
  Paid-In-Capital from Treasury Stock       946,434           -0-       946,434
  Paid-In-Capital from Warrants Exercised   902,389           -0-       902,389
  Translation Adjustment                      4,852           -0-         4,852
  Retained (Deficit)                     (45,828,123)     (27,958)  (45,856,081)
                                         ----------   -----------   -----------
  Total Shareholders' Equity              1,994,088     1,740,768     3,734,856
Less: Treasury Shares at Cost            (1,034,419)          -0-    (1,034,419)
                                         ----------   -----------   -----------
Net Shareholders' Equity                    959,669     1,740,768     2,700,437
                                         ----------   -----------   -----------
Total Liabilities and
  Shareholders' Equity                   $4,123,924   $11,645,146   $15,769,070
                                         ==========   ===========   ===========

                                    PRO-FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30TH

                                          DAWCIN        FIRST
                                          INT'L        EQUITIES        TOTAL
                                       ------------  ------------   -----------
                                           1996          1996           1996
                                       ------------  ------------   -----------
Revenues:
  Operating Revenue                      $  296,291   $ 2,191,065   $ 2,487,356
  Costs Related to Revenue                  155,711           -0-       155,771
                                         ----------   -----------   -----------
 Gross Income                            $  140,580   $ 2,191,065   $ 2,331,645
                                         ----------   -----------   -----------
Operating Expenses:
  Selling and Administrative Expenses
    (Schedule I)                          1,142,069     1,343,445     2,485,514
  Cost of Shares for Services Rendered
    (Schedule II)                         1,278,993)          -0-     1,278,993
  Direct Loan Origination Expenses              -0-       811,732       811,732
  (Gain) on Sale of Assets                  (25,000)          -0-       (25,000)
  Taxes                                      29,050           990        30,040
                                         ----------   -----------   -----------
  Total Operating Expenses               $2,425,112   $ 2,156,167   $ 4,606,279
                                         ----------   -----------   -----------
Net Profit(Loss) from Operations         (2,284,532)       34,898    (2,249,634)
                                         ----------   -----------   -----------
Non-Operating & Non-Recurring:
  Gain (Loss) on Sale of Marketable
    Equity                                   (1,000)          -0-        (1,000)
                                         ----------   -----------   -----------
  Total Non-Operating & Non-Recurring        (1,000)          -0-        (1,000)
                                         ----------   -----------   -----------
Net Profit(Loss)                        ($2,285,532) $    34,898    ($2,250,634)
                                         ==========   ===========   ===========
Net Profit(Loss) per Outstanding
  Common Share                               ($0.09)*         -0-   ($     0.09)
                                         ==========   ===========   ===========

* NOTE: This amount reflects a Two Hundred (200) to One (1) reverse stock split effective October 17, 1996.

                                    PRO-FORMA
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30TH

                                          DAWCIN        FIRST
                                          INT'L        EQUITIES        TOTAL
                                       ------------  ------------   -----------
                                           1996          1996           1996
                                       ------------  ------------   -----------
Cash Flow from Operations:
Net Income(Loss)                         ($2,285,532) $    34,898   ($2,250,634)
Adjustments to Reconcile Net Loss
  to Net Cash Provided by Operations
   Depreciation & Amortization              (21,546)       15,000        (6,546)
   (Gain)/Loss on Sale of Marketable
     Equity Securities                        1,000           -0-         1,000
   Foreign Currency Translation
     Adjustment                                (676)          -0-          (676)
(Increase) Decrease in:
   Prepaid Expenses                           2,299      (219,691)     (217,392)
   Interest Receivable                                        -0-           -0-
   Accounts Receivable                       21,768      (791,282)     (769,514)
   Mortgage Inventory                           -0-     2,667,950     2,667,950
   Organization Expenses                     (4,372)          -0-        (4,372)
   Computer Software                         (8,305)          -0-        (8,305)
   Other Current Assets                         -0-       (19,424)      (19,424)
Increase (Decrease) in:
   Accounts Payable                         151,284       971,428     1,122,712
   Leases Payable                            (5,038)       (2,335)       (7,373)
   Payroll Taxes Payable                     68,846       (42,926)       25,920
   Notes Payable                             (5,599)          -0-        (5,599)
   Salaries Payable                          37,176        44,997        82,173
   Loans Payable                             83,708           -0-        83,708
   Warehouse Line of Credit                     -0-    (2,562,992)   (2,562,992)
                                         ----------   -----------   -----------
Net Cash (Used)Provided by Operations    (1,964,987)       95,623    (1,869,364)
                                         ----------   -----------   -----------
Cash Flow from Financing Activities:
   Proceeds from Issuance of
     Common Stock                         2,036,205           -0-     2,036,205
   Purchase of Treasury Stock                (4,872)          -0-        (4,872)
   Retained Earnings Liquidated
     Subsidiary                              33,115                         -0-
                                         ----------   -----------   -----------
Net Cash Flow from Financing Activities   2,064,448           -0-     2,064,448
                                         ----------   -----------   -----------
Cash Flow from Investing Activities:
   Capital Expenditures Paid in Cash         47,316       (54,129)       (6,813)
   Bank/Data Center Acquisition                               -0-           -0-
   Goodwill                                (186,619)          -0-      (186,619)
   Proceeds from Sale of Marketable
     Equity Securities                       13,500           -0-        13,500

   Purchase of Marketable Equity
     Securities                                 -0-       (55,000)      (55,000)
                                          ----------   -----------   -----------
Net Cash (Used) by Investing Activities    (125,803)     (109,129)     (234,932)
                                          ----------   -----------   -----------
Net Increase in Cash and Cash Equivalents (26,342) (13,506) (39,848) Cash and Cash Equivalents Beginning
  of Period                                  45,295       143,555       188,850
                                          ----------   -----------   -----------
Cash and Cash Equivalents End of Period   $  18,953    $  130,049    $  149,002
                                          ==========   ===========   ===========

                                    PRO-FORMA
                              SUPPORTING SCHEDULES
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30TH

                                          DAWCIN        FIRST
                                          INT'L        EQUITIES        TOTAL
                                       ------------  ------------   -----------
                                           1996          1996           1996
                                       ------------  ------------   -----------
SCHEDULE I
Selling Expenses:
Salaries & Outside Services               $   98,689           -0-   $    98,689
Travel & Entertainment                       136,840           -0-       136,840
Telephone                                     36,633           -0-        36,633
Advertising                                                    -0-           -0-
Commissions                                   19,925           -0-        19,925
Processing Charges                               686           -0-           686
Trade Shows                                    2,600           -0-         2,600
                                          ----------   -----------   -----------
Total Selling Expenses                    $  295,373           -0-       295,373
                                          ==========   ===========   ===========
Administrative Expenses:
Salaries & Outside Services               $  256,399   $   608,717   $   865,116
Professional Fees                            198,548        60,704       259,252
Office Expenses                                6,288       116,186       122,474
Stock Transfer Fees                            1,689           -0-         1,689
Rent                                          72,673       100,359       173,032
Stationery, Messenger,
  Printing & Postage                          16,652        35,101        51,753
Insurance                                     26,362        48,748        75,110
Repair & Maintenance                          15,065        24,314        39,379
Building & Equipment Leasing                   7,096        16,766        23,862
Depreciation & Amortization                   44,161        15,000        59,161
Utilities & Sundry Expenses                   22,768        23,842        46,610
Interest Expense                             178,995       208,888       387,883
Licenses & Permits                               -0-        11,001        11,001
Advertising & Promotion                          -0-         8,271         8,271
Travel                                           -0-        42,710        42,710
Meeting Expense                                  -0-        22,838        22,838
                                          ----------   -----------   -----------

Total Administrative Expenses             $  846,696   $ 1,343,445     2,190,141
                                          ==========   ===========   ===========

TOTAL SELLING AND
  ADMINISTRATIVE EXPENSES                 $1,142,069   $ 1,343,445     2,485,514
                                          ==========   ===========   ===========
SCHEDULE II
Cost of Shares for Services Rendered:
Consulting                                $  517,559           -0-   $   517,559
Marketing                                    275,916           -0-       275,916
Public Relations                             296,020           -0-       296,020
Research & Development                       189,498           -0-       189,498
                                          ----------   -----------   -----------
TOTAL COST OF SHARES FOR
  SERVICES RENDERED                       $1,278,993           -0-   $ 1,278,993
                                          ==========   ===========   ===========